Exhibit 23.1

KPMG LLP

Suite 1100

1000 Walnut Street

Kansas City, MO 64106-2162

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2023, with respect to the consolidated financial statements of Cingulate Inc., incorporated herein by reference.

/s/ KPMG LLP

Kansas City, Missouri

March 13, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.